UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

SMARTAG INTERNATIONAL, INC.

(Exact name of registrant issuer as specified in its charter)

File Number 000-53792

Nevada	81-0554149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1328 West Balboa Boulevard Suite C, Newport Beach, CA 92661
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ]

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

-	our failure to implement our business plan within the time period we originally planned to accomplish; and

-	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 5.06 Change in Shell Company Status.

LICENSING AGREEMENT & LOAN AGREEMENT

Licensing Agreement

On September 19, 2013, we entered into a Licensing and Technology Agreement (“Licensing Agreement”) with, Smartag Solutions Berhad, a Malaysian company (“SSB”). Under the terms of the Licensing Agreement, SSB licensed to the Company the exclusive rights to use, modify and further enhance and develop SSB’s Smartrack™ software engine for any project handled or sponsored by the Company and hereby designates the Company in perpetuity from the date hereof to redistribute, outsource or further enhance the Smartrack™ engine for any projects, whether within North America or even between North America and any other country in the world provided however that the traceability project is sponsored by the Company. The Company is to pay $200,000 for the license (“Licensing Fee”). The Licensing Fee shall be made within three months from the date of invoice from SSB to the Company after the completion and handing over to the Company of the server with the Smartrack™ engine together with the installation and commissioning of the Company’s new website before the end of September 2013. Any delay in payment after three months shall incur an interest at market rate and in any event shall not be delayed beyond end of March 2014.

Under the Agreement, SSB also agrees to develop, install and commission the Smartrack™ in North America at its own costs and place one SSB’s server in a data center in the United States and subsequently develop and install traceability systems for the retail North American market as well as link up SSB’s related solutions and services currently in place with all the certification and/or accreditation as may be required by EPC GS1 Global within two months from the date hereof. A copy of the Licensing Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Loan Agreement

On September 19, 2013, we entered into a Loan Agreement (“Loan Agreement”) with SSB. Under the terms of the agreement, SSB loaned the Company $200,000 (“Loan”). The Loan shall be repaid on or before September 30, 2014 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of zero percent (0%) per annum, compounded annually. A copy of the Loan Agreement is attached to this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference.

DESCRIPTION OF THE BUSINESS

Immediately prior to entering into the Licensing Agreement, we were a public “shell” company with nominal assets. As a result of the Licensing Agreement, we are solely engaged in the business of traceability solutions. With respect to this discussion, the terms “we,” “us,” “our” and “Company” refer to Smartag International, Inc., a Nevada corporation and “Smartag Group” refers to the Smartag Group of companies including Smartag Solutions Berhad (“SSB”), listed on the Malaysian Stock Exchange and Smartag International Inc..

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”). We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As an emerging growth company, we are exempt from:

-	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

-	The requirement to provide, in any registration statement, periodic report or other report to be filed with the commission, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

-	Compliance with new or revised accounting standards until those standards are applicable to private companies;

-	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

-	Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

We specialize in traceability and mobile payments. We provide food traceability, Radio Frequency Identification (“RFID”) solutions, near field communications, track and trace services and micro payment services.

In 2009, SSB’s dedicated R&D team commenced development of Smartrack™ EPCIS (Electronic Product Code Information Systems), which culminated in the company receiving the ‘Best of e-Logistics Merit Award’ for Smartrack™ at the MSC Malaysia APICTA Awards 2010, and Merit Winner under the category of e-Logistics and Supply Chain Management at the Asia Pacific ICT Alliance Awards 2010. Smartrack™ is also one of the first in Asia Pacific and in the world to pass all nine (9) conformance test branches conducted by MET Laboratories Inc. on behalf of GS1 International whereupon Smartrack™ was subsequently awarded with the EPC Global Software Certification Mark. This allowed SSB to link up multiple supply chain logistics company systems together safely into one traceability system using RFID and Bar Codes.

Our plan is to connect to the extensive food traceability platform which has been developed by SSB. The extended network will thus allow us to have a wide reach which will cover not only Malaysia, China, Hong Kong, Taiwan, and Indonesia but will also penetrate new markets in the USA and Canada.

We have been funding our operations through loans from SSB over the past few years. Going forward, our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. We are currently in discussions with several investment banks and private lenders to obtain additional debt or equity financing. There is no guarantee that we will be able to obtain additional financing.

History and Background

Smartag International, Inc., a Nevada corporation (“Smartag,” “Company,” “we,” “us,” or “our”), was formed as Theca Corporation on March 24, 1999 in Colorado.   On November 29, 2004, we merged with Art4Love, Inc., a Delaware corporation, into Art4Love, Inc. a Nevada corporation.  Art4love, Inc. attempted to sell and lease art to companies and individuals from artists’ collections worldwide.  The Company ceased operations in December 2006.

On December 31, 2008, pursuant to a Share Purchase Agreement Chad Love Lieberman, the Company’s former majority stockholder and President, sold to Smartag Solutions Bhd. an aggregate of 10,000,000 shares of Company common stock (the “Sale”) which amounted to 98.6% of the Company.

On February 19, 2009, Art4Love changed its name to Smartag International, Inc. SSB, has been publicly trading on the Malaysian Stock Exchange since April 2011. Amongst the list of accomplishments of the Smartag Group of companies include:

  Smartag provides innovative solutions and services to various industries in the private and government sectors through Internet and Mobility applications technologies to deliver our products and services to homes and businesses.
  Smartag has been selected by government sponsored Multimedia Development Corporation (MDEC) in Malaysia, the mandated organization to visualize, and drive Digital Malaysia to establish a Trusted Mobile Digital Wallet System based on Near Field Communication for Mobile Phones.
  Fully developed Smartrack™ EPCIS (Electronic Product Code Information Services), which culminated in the company receiving the ‘Best of e-Logistics Merit Award’ for Smartrack™ at the MSC Malaysia APICTA Awards 2010, and Merit Winner under the category of e-Logistics and Supply Chain Management at the Asia Pacific ICT Alliance Awards 2010. Smartrack™ is also the first in Asia Pacific, and the second in the world to pass all nine (9) conformance test branches conducted by MET Laboratories Inc. on behalf of GS1 International whereupon Smartrack™ was subsequently awarded with the EPC Global Software Certification Mark. This allows us to link up multiple supply chain logistics company systems together safely into one traceability system using RFID and Bar Codes.
  Developed comprehensive Food Traceability solution from Farm to table, using GPS, Internet and mobility technologies. The solution is suitable for products like Palm Oil, Frozen meat, high value herbs and health care products.

Our Products and Services

We specialize in traceability and mobile payments. We provide food traceability, RFID solutions, near field communications, track and trace services and micro payment services. In 2011, we adjusted our business plan to take advantage of opportunities to expand our business worldwide and tap into the market for Regional Food traceability solutions and we intend to expand operations to take advantage of increasing global demand.

Meat Traceability Solutions and Platforms

In the immediate future we will focus on food traceability and in particular meat traceability. Thus we will provide “farm-to-table” meat traceability system which includes the ability to facilitate product recall.

The meat supply chain tracking start from the farms using the animal ear RFID tags to identify and manage the animal from birth certificate and its health records. At the slaughter house the animal ear tag is used to identify the slaughtered animal’s origin and retrieve its records. The information from the slaughter house will be included and passed on supply chain. Companies and governmental organizations access to the system to track the meat supply chain information from birth to current state and monitor the slaughtered animal to ensure it is slaughtered in a licensed abattoirs and the parties are involved in the whole supply chain. In this respect, our long standing relationship to markets in the Far East becomes very important for Smartag’s customers from North America supply frozen meats to markets in China, Indonesia, Malaysia and the Middle East, where SSB’s strengths are. Thus we will link importers/wholesalers from across the pacific rim to use the system to record the frozen meat supplied and check its source.

Other Track and Trace Solutions - Halal Traceability System

Halal is an Arabic word “حلآل” mean “permitted’ or “lawful”.

Halal Certification is a process carry out by an authorized Muslim body to ensure that food preparation processes comply with Islam Law or Syariah’.

Halal Traceability System Features

The system involves three components namely

  Halal and Health Premise Certification
  Halal Logistic Certification
  Halal Food Traceability

The system is designed to manage the Halal Certificated issued by the authority and allow a Muslim to verify the Halal outlets authenticity. Halal logistic certification is to ensure the transport system used, warehouse and freezer are certified Halal, and avoid any contamination from non-Halal elements. The Halal Food Traceability system is to provide supply chain tracking of raw material supply and processed finished goods to ensure compliance with Halal requirements.

Halal and Health Premise Certification

This component registers all premises (ranches, abattoirs, warehouses, freezers, restaurants, hotels and etc) that had been certified Halal compliance by an Islamic body. The certified body will received a Halal Certificate and Premise RFID and QR-code tag that record its registration number of GPS location. Anyone could use the mobile application provided to scan or read the tag to verify the Halal Certification authenticity in real-time.

Halal Logistic Certification

All trucks, warehouse and shipping containers used for transporting Halal food must comply with the Halal guidelines, for instant a Container has to be “Samak” clean if it was previously used to transport non-Halal goods. The “Samak” container will be issued with a “Samak” Certificates.

Halal Food Traceability

This component track all the raw material used to manufacture or produce Halal certified food, and its supply chain.

The following diagram illustrates the Halal Meat export to another country via sea.

The ranch and Abattoir have to be registered and audited by the Importer Agriculture department and Islamic Association to ensure they comply to the hygiene and Halal requirements. The registration of Halal Premise is based on GS1 standards. The Halal Certified Ranch owners are responsible to register all animal or stock under their care. The animal information are recorded in the Halal Traceability System. The Halal Certified Abattoir must first register their qualified “Imam” who offer prayer to animal prior to slaughter. The Abattoir must also record the animal identity required from Ranches. The animals are from Halal Certified Ranches. Once the animals are slaughtered the cut meat must be identified animal origin. Once they are identified and label and captured by the system, the meat will be packed and freeze.

Technology

We believe the core competencies of our company are the ability to develop and build a food traceability platform across borders using Smartrack™, one of the first certified EPCIS solutions in the world, together with the extensive knowledge and networking with customer requirements, customs regulations and logistics routes in areas where we operate. . Together with this core software platform we have used a combination of multiple hardware and application namely:-

  Online Internet Near Field Communication (“NFC”) applications
  Mobility handheld devices
  Global Positioning System (“GPS”) and SIM card technologies
  Long range antenna readers
  Central server applications and database shared services
  Tags personalization, security and encryption
  Secure food grade packing system

Supply Chain

The supply chain across borders remain a challenge in this industry and we plan to focus on this. The costs of doing food traceability relies on us convincing our clients to use our services for a slight increase in the normal costs of supplying food across borders. With the increasing demand across the world for food safety, we feel that clients are will to pay the slight increase because more and more importance is given to issues on food safety. Our system combines not only authentication of our client’s products but also actual traceability along the supply chain wherein our reliance on SMARTRACK has proven that it is a practical and safe way to link up multiple platforms along the supply chain into one cohesive system by providing actual online data to suit the client’s requirements.

By virtue of being one of the first internationally GS1 certified track & trace solutions provider specializing in food traceability with existing multiple platforms linked to government agencies such as customs departments and quarantine agencies as well as the ability to provide private sector logistics companies, sellers and buyers alike, we are in the position to be one of the first to offer a truly independent global food traceability cross border platform. By linking up the existing cross border network systems already established in the Far East and developed by SSB and its partners in countries ranging from Malaysia, Thailand, Indonesia, Hong Kong, Taiwan, China and the Middle East with new ones to be developed in North America via an immediate transfer of technology and the setting up of RFID food traceability network and infrastructure, we can offer a truly Asia-Pacific platform to food exporters and importers and well as logistics suppliers who are focused on food safety and traceability.

Marketing Strategy

We are set to target numerous sectors for its food traceability solutions, particularly: (i) the Halal market, including US Beef, Chicken, American Ginseng, pharmaceuticals, Australian and New Zealand beef, lamb, Vietnamese sea-foods, and Halal cosmetics; (ii) the Non-Halal market, including US pork for the greater China market; (iii) the sensitive products market, including milk powder, drugs, medicines, and other specialized products upon demand; and (iv) the exotic niche products market, including Malaysian edible bird’s nest, Maine and Canadian lobsters, California wines, and Scotch whiskey and Chinese white wine.

Within two years, we intend to expand the availability of its products to markets outside of South East Asia, including the U.S., Canada, Australia, Asia and the Middle East via Smartag International. We have developed successful tracing systems for the following products: (i) Edible Birds Nest - Smartag’s traceability system the capability to have online access, via the Department of Veterinary Services in Malaysia to thousands of government registered birds nest house throughout Malaysia; (ii) Pigs - Smartag’s traceability system has online access to one of the largest pig farm area in Malaysia with the capacity for 500,000 pigs; (iii) Edible Palm Oil - Smartag is also tracking Crude Palm Oil from the Palm Oil plantations to the Mill and onwards to the refinery for the Malaysian Palm Oil Board (MPOB) to China, India & Japan. Our traceability system has linked export permits online to the official China Import & Export Fair Trading system belonging to the Canton Trade Fair – currently the world’s largest trade fair; (ii) INDONESIA – we are currently linking to Indonesian Palm Oil from the some of the world’s biggest palm oil plantations to the designated tanker ports for onward distribution to Japan, India, the USA and China; and (iii) VIETNAM.

S

Sales Strategy

We may partner with other companies with competent sales and marketing expertise in the future in order for us to start the sale of our products and services. However, much of the sales would come from our ability to meet the requirements from the demand side in China and the Middle East. It is quite often the case that no one will seek for food traceability services unless there are issues concerning food safety, adulteration, and fake goods. In this respect, China, as a major food market for the USA, will provide us the initial sales, especially for wines and other higher value consumables. Likewise, the Middle East is a market for Halal Food, which also requires traceability in addition to issues addressing Halal certification. It is often the case that high end meats, including Wagyu beef, and high quality mutton is increasingly coming online as a Halal food item not only the Muslim markets in the USA, but also to our established markets in Malaysia, Indonesia as well as the Middle East.

Regulation

Wherever there are logistics services for food to be delivered cross borders, there are significant regulations which involve food safety and in this respect, this becomes a “double edge sword” as Smartag’s ability to provide a niche relies upon the fact that we can and shall work within the framework of these health and food safety regulations, which may differ in terms of one country to another, especially in terms of quarantine and inspection laws and regulations. These regulations are increasingly working in our favor as more and more jurisdictions are insisting on food traceability systems as part of the conditions for importing food into their countries. China’s Customs, Inspection and Quarantine (AqSIQ), for instance, has insisted that Edible Birds Nest imported from Malaysia and Indonesia, must come together with traceability records right from the “farm”. This augurs very well for us as it means that every exporter of such products from Malaysia or Indonesia would essentially require services such as ours. However, because each one of these regulations for every food item will take time for our clients to comply, our ability to expand our business will be such that we have to wait for the health and food safety regulators to regulate our clients and this may slow down our expansion plans.

Nevertheless, with our business strategy, we will start first with essentially high value products on a voluntary basis whereby even though the law in some cases may not require traceability systems in place. We believe that the higher end supply chain market forces will dictate the necessity for showing that their products is traceable from “farm to fork” thus creating the demand for our services. This may take some time but we believe it will happen very soon in a big way as food safety has become a major concern worldwide.

Competition

There may be many companies offering RFID and Bar Code technologies who are able food traceability services within the USA but there are not many companies which are able to offer cross border trans Pacific food traceability to China, Hong Kong, Taiwan as well as the growing population in South-east Asia. Those who are able to compete with us will be only a handful and in this respect, it is the quality of the online information provided that distinguishes between our services and those others which provide authentication and not true traceability along the supply chain.

In this respect, we believe that there are not many other companies whereby the EPCIS system such as ours has been certified by METLABS Inc on behalf of GS1 International outside of the USA. As such we feel that we are definitely one of the early pioneers in this respect, which can offer to our clients something definitely unique and truly independent.

Intellectual Property

By virtue of the technology transfer agreement, we have basically acquired the rights to use and distribute Smartrack™ indefinitely, which the parent company has filed for registration of the Smartrack™ name. It is pending approval. However, essentially this business is not critically dependent on Intellectual Property rights as it is a services orientated business, Clients will use our services because it brings them to the level of compliance with health authorities in some cases and in other cases, value added propositions to which they can distinguish their own products.

Seasonality

We believe that this business in not critically seasonal for essential food delivery save for seasonal demands during festivities whereby the demand for food, especially high end products such as wines and meats may increase.

Principal Executive Offices

Our principal executive offices are currently located at 1328 West Balboa Boulevard Suite C, Newport Beach, CA 92661. Our telephone numbers are +1(206)4898965 and +1(949) 3101762. We believe our facilities are inadequate to meet our current and near-term needs for the next twelve months and we intend to lease premises within the state of California or Nevada within this period.

Employees

As of June 2013, we had 2 full-time employees and 8 part-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings.

RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

We have a history of net losses and will not achieve or maintain profitability.

We have a history of incurring losses from operations. As of June 30, 2013, we had an accumulated deficit of approximately $1,414,992, of which approximately $1,164,967 was incurred prior to the cessation of the previous operating business on December 31, 2006.  We anticipate that our existing cash and cash equivalents will be sufficient to fund our business needs in the near term. Our ability to continue may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses in connection with the launching our business.

We depend on key personnel to manage our business effectively, and, if we are unable to hire, retain or motivate qualified personnel, our ability to design, develop, market and sell our systems could be harmed.

The loss of the services of any of our key personnel may seriously harm our business, financial condition and results of operations. In addition, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly operations, finance, accounting, sales and marketing personnel, may also seriously harm our business, financial condition and results of operations. Our ability to attract and retain highly skilled personnel will be a critical factor in determining whether we will be successful in the future.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements is economically burdensome.

Our business is difficult to evaluate because we have no recent operating history.

As the Company has no recent operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources.

Our financial statements indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern.

Our audited financial statements for the year ended September 30, 2012 indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain financing to fund the continued development of products and working capital requirements. If we cannot continue as a going concern, our stockholders may lose their entire investment.

Changes in the regulatory food safety requirements could adversely affect our business, financial condition or results of operations.

Our operations are subject to varying degrees of regulation by the FDA, other federal, state and local regulatory agencies and legislative bodies and their equivalent counter parts in other countries. Adverse decisions or new or amended regulations or mandates adopted by any of these regulatory or legislative bodies could negatively impact our operations by, among other things, causing unexpected or changed capital investments, lost revenues, increased costs of doing business, and could limit our ability to engage in certain sales or marketing activities.

Our products and networked platforms may be dependent on other third party software or networks which may contain defects or software errors, which could result in damage to our reputation, lost revenue, diverted development resources and increased service costs, warranty claims, and litigation

We warrant that our products will be free of defect for various periods of time, depending on the product. In addition, certain of our contracts include epidemic failure clauses. If invoked, these clauses may entitle the customer to return or obtain credits for products and inventory, or to cancel outstanding purchase orders even if the products themselves are not defective.

We must develop our products and networked platforms quickly to keep pace with the rapidly changing market, and we have a history of frequently introducing new products. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenue, diverted development resources, increased customer service and support costs, warranty claims, and litigation.

Our products are highly technical, and some of our software relies on third party technologies including open source software, so if integration or incompatibility issues arise with these technologies, these technologies become unavailable or our products contain errors, defects or security vulnerabilities, our product and services development may be delayed, our reputation could be harmed and our business could be adversely affected

Our products, including our software products, are highly technical and complex and, when deployed, may contain errors, defects or security vulnerabilities. Some errors in our products may only be discovered after a product has been installed and used by customers. In addition, we rely on software that we license from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. Errors, viruses or bugs may also be present in software that we license from third parties and incorporate into our products or in third party software that our customers use in conjunction with our software. In addition, our customers’ proprietary software and network firewall protections may corrupt data from our products and create difficulties in implementing our solutions. Changes to third party software that our customers use in conjunction with our software could also render our applications inoperable. Any errors, defects or security vulnerabilities in our products or any defects in, or compatibility issues with, any third party software or customers’ network environments discovered after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers, theft of our trade secrets, data or intellectual property and increased service and warranty cost, any of which could adversely affect our business, financial condition and results of operations. Undiscovered vulnerabilities in our products alone or in combination with third party software could expose them to hackers or other unscrupulous third parties who develop and deploy viruses, worms, and other malicious software programs that could attack our products. Actual or perceived security vulnerabilities in our products could harm our reputation and lead some customers to return products, to reduce or delay future purchases or use competitive products.

The third party software licenses we rely upon may not continue to be available to us on commercially reasonable terms, or at all, and the software may not be appropriately supported, maintained or enhanced by the licensors, resulting in development delays. Some of these software licenses are subject to annual renewals at the discretion of the licensors. In many cases, if we were to breach a provision of these license agreements, the licensor could terminate the agreement immediately. We license technologies and patents underlying some of our software from third parties, and the loss of these licenses could have a material adverse effect on our business. The loss of licenses to, or inability to support, maintain and enhance, any such third party software could result in increased costs, or delays in software releases or updates, until such issues have been resolved. This could have a material adverse effect on our business, financial condition, results of operations, cash flows and future prospects.

We also incorporate open source software into our products. Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to market or sell our products or to develop new products. In such event, we could be required to seek licenses from third-parties in order to continue offering our products, to disclose and offer royalty-free licenses in connection with our own source code, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could adversely affect our business.

The volatility of our stock price could adversely affect an investment in our common stock

The market price of our common stock has been, and may continue to be, highly volatile. We believe that a variety of factors could cause the price of our common stock to fluctuate, perhaps substantially, including:

•	announcements and rumors of developments related to our business or the industry in which we compete,
•	quarterly fluctuations in our actual or anticipated operating results and order levels,
•	general conditions in the worldwide economy,
•	acquisition announcements,
•	new products or product enhancements by us or our competitors,
•	developments in patents or other intellectual property rights and litigation,
•	developments in our relationships with our customers and suppliers, and
•	any significant acts of terrorism.

In addition, in recent years the stock market in general and the markets for shares of “high-tech” companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Any such fluctuations in the future could adversely affect the market price of our common stock, and the market price of our common stock may decline.

Our information systems or those of our outside vendors may be subject to disruption, delays or security incidents that could adversely impact our customers and operations

We rely on our information systems and those of third parties for things such as processing customer orders, delivery of products, providing services and support to our customers, billing and tracking our customers, hosting and managing customer data, and otherwise running our business. Any disruption in our information systems and those of the third parties upon whom we rely could have a significant impact on our business.

A security incident in our own systems or the systems of our third party providers may compromise the confidentiality, integrity, or availability of our own internal data, the availability of our products and websites designed to support our customers, or our customer data. Unauthorized access to our proprietary business information or customer data may be obtained through break-ins, breach of our secure network by an unauthorized party, employee theft or misuse, breach of the security of the networks of our third party providers, or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. While our products and services provide and support strong password controls, IP restriction and other security mechanisms, the use of such mechanisms are controlled in many cases by our customers.

We may also experience delays or interruptions caused by a number of factors, including access to the internet, the failure of our network or software systems, or significant variability in visitor traffic on our product websites. It is also possible that hardware or software failures or errors in our systems, or in those of our third party providers, could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant. These failures and interruptions could harm our reputation and cause us to lose customers.

Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, cyber-attacks, computer viruses, computer denial-of-service attacks, human error, hardware or software defects or malfunctions (including defects or malfunctions of components of our systems that are supplied by third-party service providers), and similar events or disruptions. Some of our systems are not fully redundant, and our disaster recovery planning is not sufficient for all eventualities. Our systems are also subject to break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster, a decision by any of our third-party hosting providers to close a facility we use without adequate notice for financial or other reasons, or other unanticipated problems at our hosting facilities could cause system interruptions and delays, and result in loss of critical data and lengthy interruptions in our services.

Our global operations expose us to risks and challenges associated with conducting business internationally, and our results of operations may be adversely affected by our efforts to comply with U.S. laws which apply to international operations, such as the Foreign Corrupt Practices Act and US export control laws, as well as the laws of other countries.

We operate on a global basis with offices or activities in Asia, the Middle East, and North America. We face several risks inherent in conducting business internationally, including compliance with international and U.S. laws and regulations that apply to our international operations. These laws and regulations include data privacy requirements, labor relations laws, tax laws, anti-competition regulations, import and trade restrictions, export control laws, U.S. laws such as export control laws and the FCPA, and similar laws in other countries which also prohibit corrupt payments to governmental officials or certain payments or remunerations to customers. Many of our products are subject to U.S. export law restrictions that limit the destinations and types of customers to which our products may be sold, or require an export license in connection with sales outside the United States. Given the high level of complexity of these laws, there is a risk that some provisions may be inadvertently breached, for example through fraudulent or negligent behavior of individual employees, our failure to comply with certain formal documentation requirements or otherwise. Also, we may be held liable for actions taken by our local partners. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results.

In addition, we operate in many parts of the world that have experienced significant governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We may be subject to competitive disadvantages to the extent that our competitors are able to secure business, licenses or other preferential treatment by making payments to government officials and others in positions of influence or through other methods that U.S. law and regulations prohibit us from using. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties.

In addition to the foregoing, engaging in international business inherently involves a number of other difficulties and risks, including:

•	longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems,
•	political and economic instability,
•	potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers,
•	difficulties and costs of staffing and managing foreign operations,
•	difficulties protecting or procuring intellectual property rights, and
•	fluctuations in foreign currency exchange rates.

These factors or any combination of these factors may adversely affect our revenue or our overall financial performance.

Because our common stock is considered a "penny stock" any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is currently traded on the OTC Markets and OTC Bulletin Board and is considered a "penny stock." The OTC Markets and OTC Bulletin Board are generally regarded as a less efficient trading market than the NASDAQ Capital Market.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.  There is no assurance our common stock will be quoted on NASDAQ or the NYSE or listed on any exchange, even if eligible.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock and 25,000,000 shares of preferred stock.  The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without stockholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefore. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our Company held by the public stockholders.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 500,000,000 shares of common stock and a maximum of 25,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

There is no public market for our common stock, nor have we ever paid dividends on our common stock.

There is no public trading market for our common stock and none is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and such business files a registration statement under the Securities Act. Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

We are an emerging growth company within the meaning of the Securities Act, and as a consequence of taking advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on September 19, 2013, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. At September 19, 2013, 10,637,151 shares of our common stock were outstanding. Unless otherwise noted below the address of each person identified is 1328 W. Balboa Blvd. Suite C, Newport Beach, CA 92661.

ame and Address	Amount and Nature of Beneficial Ownership	Percentage of Class Common Stock(1)
Smartag Solutions Bhd.(2) 4808-1-26, CBD Perdana 2, Persiaran Perdana, 63000 Cyberjaya Selangor, Malaysia	10,000,000	94%
All Officers and Directors as a group	10,000,000	94%

*           Represents less than 1%.

(1)	The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned, and (B) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (10,637,151), and (Z) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the denominator.
(2)	Smartag Solutions Bhd.’s, CEO, Lock Sen Yow, holds voting and/or investment power over the shares beneficially owned by Smartag Solutions Bhd.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table contains information as of September 30, 2012 as to each Director of the Company:

Director

Name	Age	Office Held
Datuk Abdul Hamed Sepawi	64	Chairman of the Board, Director
Lock Sen Yow	57	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Directors are elected for a period of one year and until their successors are duly elected.  Executive officers are elected by the Board of Directors.

Datuk Abdul Hamed Sepawi

Datuk Abdul Hamed Sepawi, 62, Malaysian, is Chairman of the Board of the Company. He holds a Bachelor of Science degree from University of Malaya and a Masters degree in Forest Products from Oregon State University. He is a recipient of the Sarawak Entrepreneur of the Year for two consecutive years in 2004 and 2005 due to his impressive record as an entrepreneur, businessman and a leader of the community in Sarawak. He is a qualified and experienced forester who has been involved in forest management and manufacturing for the last 16 years. He is one of the co-founders of Ta Ann Holdings Bhd and serves as the Non-Independent Executive Chairman of the said company and he is also the Non-Executive Chairman of Naim Cendera Holdings Bhd. He is also the Chairman of Sarawak Energy Bhd, and he oversees the state’s electricity supply as a personal contribution of his services for the state and the nation. He ventured into the ICT industry in 1999 when his private company, Danawa Resources Sdn Bhd and Cambridge University tied up to implement the Cambridge Information Communications and Technology Starters Programme.

Lock Sen Yow

Lock Sen Yow, age 57, was elected as the Company’s director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified. Mr. Yow holds a Bachelors of Science in Electrical Engineering from Manchester University, a Law Degree from Buckingham University, and a Masters in Finance from RMIT University. His first job was as a petrophysical engineer in Schlumberger Technical Services Inc., whereupon he spent six years in Egypt and Abu Dhabi before being posted to India and the Far East including Philippines, Taiwan, Australia and Indonesia. Amongst his last postings in Schlumberger was as Country Manager of Schlumberger Philippines in 1986. Thereafter, he embarked upon a law degree in the United Kingdom whereupon he was admitted as a Barrister from Gray’s Inn, in 1989. Lock Sen practiced as a legal practitioner in Malaysia and Singapore, whereupon in 1995, he was made partner in Ms. Khattar Wong & Partners, one of the largest legal firms in Singapore. Subsequently, he ventured into fund management and corporate finance with Prime Partners Singapore and was director of corporate finance at BNP Prime Peregrine, then the corporate finance arm of Banque Nationale de Paris in Malaysia. In the meantime, he also obtained a Masters in Finance from RMIT University in Melbourne. In 2000, after relocating back to Malaysia, his took up a position as director and head of research and analysis at the Malaysian Communications and Multimedia Commission (MCMC) whereby his multidisciplinary skills lead him to become the ICT planner for the Framework for Industry Development (FID) 2000-2004 as well as the National Broadband Plan 2004-2009. He remained at MCMC in various positions and oversaw many ICT projects and national strategic master plans including the National RFID Roadmap and the Digital Lifestyle Malaysia Initiative. Currently, he is the Chief Executive Officer of Smartag Solutions Berhad, a publicly listed company on the Bursa Malaysia. He took up this position as of February 18, 2013.

Executive compensation

The Company’s current officers and directors have not received any cash remuneration since inception. The officers will may however, receive any remuneration in the near future. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The officers and directors plan to devote a minimum of 20 hours per week to our affairs.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees yet but it is the intention of the Company to adopt suitable employment benefits and programs during the course of the next six months.

However, there are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Employment Contracts

Neither our company nor any of our subsidiaries has any employment agreements with our or its executive officers.

Option Grants

Neither our company nor any of our subsidiaries granted options to executive officers during the fiscal year ended September 30, 2012.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Our company had no options outstanding as of September 30, 2012.

Director Compensation

We did not compensate our non-employee directors for services during our fiscal year ended September 30, 2012.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our articles of incorporation, as amended, and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. Under our articles of incorporation, as amended, and bylaws, we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Party Transactions

Other than the transactions described below, since October 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

-	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

-	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On March 17, 2009, we entered into a Revolving Promissory Note (the “Secured Note”) with Smartag Solutions Bhd, a Malaysian corporation, the majority stockholder of the Company.  Under the terms of the Note, Smartag Solutions Bhd., agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $200,000 until September 30, 2012.  All advances shall be paid on or before September 30, 2013 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of zero percent (0%) per annum, compounded annually. As of September 30, 2012, Smartag Solutions Bhd advanced us $153,030.  The Secured Note ranks senior to all current and future indebtedness of Smartag and are secured by substantially all of the assets of Smartag.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corp. Its mailing address is 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, its telephone number is (469) 633-0101, and its facsimile number is (469) 633-0088.

Listing

Our common stock is currently quoted on the OTCBB and OTCQB under the trading symbol “SMRN”

Market Prices

The shares of our common stock have been listed and principally quoted on the OTCBB and OTCQB under the trading symbol “SMRN.” The following table sets forth the high and low per share sales prices for our common stock for each of the quarters in the period beginning October 1, 2009 through September 30, 2012 as reported by the OTC Markets.

Quarter Ended	High	Low

December 31, 2010	$0.60	$0.60
March 31, 2011	0.60	0.60
June 30, 2011	0.60	0.05
September 30, 2011	0.05	0.05
December 31, 2011	0.05	0.0065
March 31, 2012	0.35	0.0065
June 30, 2012	0.35	0.35
September 30, 2012	$0.35	$0.20

The closing price of our common stock as reported on the OTC Markets on September 19, 2013, was $0.20.

Holders

As of September 4, 2013, there were 47 registered holders of record of our common stock.

Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Description of Our Securities

Common or Preferred Stock .

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 525,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 25,000,000 are shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of September 19, 2013, 10,637,151 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by our articles of incorporation, as amended, or the Nevada Revised Statutes. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

We have no current plan to issue any shares of preferred stock.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Charter Provisions

Our articles of incorporation, as amended, currently allows our board of directors to issue 25,000,000 shares of our preferred stock in one or more series and with such rights and preferences including voting rights, without further stockholder approval. In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay for our common stock. This could have the effect of delaying, deferring or preventing a change in control. The issuance of our preferred stock could also effectively limit or dilute the voting power of our stockholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances. As permitted by the statute, we have elected in our articles of incorporation, as amended, not to be governed by the control share acquisitions statute.

Recent Sales of Unregistered Securities

None

Principal Accountant Fees and Services

Audit Fees

During the years ended September 30, 2012 and 2011, the Company paid our principal accountant approximately $13,250 and $12,750, respectively for auditing services they performed throughout those years.

Tax Fees

During the years ended September 30, 2012 and 2011, our principal accountant did not render services to us for tax compliance, tax advice or tax planning.

All Other Fees

During the nine years ended September 30, 2012 and 2011, there were no fees billed for products and services provided by the principal accountant other than those set forth above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

1. Audit services include audit work performed of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are reasonably related to the audit or review of our financial statements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with products or services not captured in the other categories.

Item 5.06 Change in Shell Company Status

The Company has ceased being a shell company as defined in Rule 12b-2. Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

None

(b) Pro forma financial information.

None

(c) Shell company transactions.

Reference is made to the disclosure set forth under Item 9.01(a) and 9.01(b) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(d) Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartag International, Inc.

September 23, 2013

/s/ Yow Lock Sen
Name: Lock Sen Yow Title: Chief Executive Officer

EXHIBIT INDEX

Number	Description

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of Company's Form 10 filed on November 16, 2009)

3.2	Bylaws of Smartag International, Inc. (incorporated herein by reference to Exhibit 3.1 of Company's Form 8-K dated September 30, 2012)

10.1	Convertible Note between Smartag International, Inc. and Ventana Capital Partners, Inc. dated November 18, 2009 (incorporated herein by reference to Exhibit 10.1 of Company's Form 10 filed on November 16, 2009)

10.2	Secured Revolving Promissory Note between Smartag International Inc. and Smartag Solutions Bhd. Dated March 17, 2009. (incorporated herein by reference to Exhibit 10.3 of Company's Form 10 filed on November 16, 2009)

10.3	Security Agreement between Smartag International Inc. and Smartag Solutions Bhd. Dated March 17, 2009. (incorporated herein by reference to Exhibit 10.4 of Company's Form 10 filed on November 16, 2009)

10.4	Licensing and Technology Agreement between Smartag International Inc. and Smartag Solutions Bhd. Dated September 19, 2013

10.5	Loan Agreement between Smartag International Inc. and Smartag Solutions Bhd. Dated September 19, 2013